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                                                                    EXHIBIT 10.1

NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 1

ORCHID BIOSCIENCES, INC. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED 406 CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT, AS AMENDED.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                        NON-EXCLUSIVE LICENSE AGREEMENT

     As of July 1, 2000 Orchid BioSciences, Inc., a Delaware corporation having a principal place of business at 303 College Road East, Princeton, NJ 08540 (hereafter "Orchid"), and PE Biosystems a stock group of the PE Corporation, Inc., a Delaware corporation having a principal place of business at 850 Lincoln Centre Drive, Foster City, CA (hereafter "PE") agree as follows:

     WHEREAS, Orchid owns patents relating to Primer Extension regarding detection of single nucleotide polymorphisms; and

     WHEREAS, PE desires to take a non-exclusive license to said patents relating to the Primer Extension;

     WHEREAS, Orchid is willing to grant to PE a royalty-bearing, nonexclusive license under said patents relating to Primer Extension under the following terms;

     NOW, THEREFORE, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

1.1 "Approved Instruments" mean automated electrophoresis nucleotide sequencing instruments approved by Orchid for the purposes of this license. [*]

1.2  [*]

1.3 "End User" means a Third Party licensed to use a Licensed Product pursuant to an End User License received in connection with the Third Party's purchase of the Licensed Product. Where the Third Party is a corporate, institutional, or other non - person legal entity, End User includes the licensed Third Party's organizational units and divisions which are not legal entities separate from the licensed Third Party.

     [*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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NON-EXCLUSIVE LICENSE AGREEMENT
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1.4  "End User License" means a limited non-transferable license in form and substance as set forth in Appendix A, granted by Orchid to End Users to use only the material included in the Licensed Product in the Licensed Field to perform the specified number of Genotypes specified in the literature (packaging, product inserts, catalog listings, promotional items, etc) supplied by PE with each unit of Licensed Product.

1.5 "Genotype" means the detection or quantification of an individual SNP within a single sample (whether or not the genome of the sample is heterozygous for the given SNP).

1.6 "Kit" means a product designed for performing Primer Extension comprising one or more Reagents, the sale or offer for sale of which, without the licenses granted herein, would infringe or contribute to the infringement of at least one claim of a Licensed Patent.

1.7 "Primer Extension" means a nucleic acid template-dependent primer extension reaction to determine the identity of a single nucleotide base at a specific position in a nucleic acid of interest in which the reaction is performed in the presence of two or more terminators and in the absence of extendable nucleotides.

1.8 "Licensed Field" means the use of a Licensed Product on Approved Instruments for Research Purposes only.

1.9  "Licensed Product" means a Kit and an End User License.

1.10 "Licensed Patents" means US Patent No. 5,888,819 and 6,004,744 and any divisionals, continuations, reissues, and foreign counterparts thereof. To date foreign patents include the Australian Patent No. 660,173.

1.11 "Reagent" means an enzyme, buffer, primer extension chain-terminating compound or other composition useful for Primer Extension.

1.12 "Related Company" means (a) any entity that, or an individual who, owns at least a 20% interest in PE by stock ownership or otherwise; (b) any entity in which PE owns at least a 20% interest by stock ownership or otherwise; or (c) any entity in which at least a 20% interest by stock ownership or otherwise is owned by any entity that, or an individual who, also owns at least at 20% interest in PE by stock ownership or otherwise.

1.13 "Research Purposes" means the detection and analysis of SNPs in samples for research purposes only and specifically excludes performing services for a Third Party, and further excludes any and all diagnostic or therapeutic uses.

1.14 "Sales Price" means the most recent list price of PE's single unit of a Licensed Product, as set forth in the most recent PE catalogs, and, in the
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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 3


     case that PE grants a discount on the Sales Price to an End User, then the Sales Price used to calculate the Royalty due under Section 3.03 shall not be reduced more than [*] of the list price.

1.15 "SNP" means single nucleotide polymorphism.

1.16 "Third Party" means any person or entity other than Orchid and PE.

1.17 "Third Party Licensee" means any Third Party that has a valid license from Orchid to use Kits for purposes other than Research Purposes, as confirmed by Orchid pursuant to Section 2.2.

1.18 "Territory" means the entire world.

                           ARTICLE II - LICENSE GRANT

2.1 Non-exclusive License Grant. Orchid hereby grants to PE under the Licensed Patents a non-exclusive license, without the right to grant sublicenses, to make, sell, offer for sale or otherwise dispose of Licensed Products in the Territory solely for use in the Licensed Field. Under this license, PE may use the Licensed Products only to the extent necessary for PE to perform quality control functions on lots of the Licensed Products, but under no circumstances may PE use the Licensed Products for Research Purposes or for any other purpose within or outside the License Field.

2.2  Additional Limited License Grant.

     2.2.1 Orchid additionally grants to PE, under the Licensed Patents, a non-exclusive license, without the right to grant sublicenses, to make, sell, offer for sale or otherwise dispose of Kits in the Territory to a Third Party Licensee for use in the Licensed Field or otherwise consistent with such Third Party Licensee's license from Orchid. Under this license, PE may use the Kits only to the extent necessary for PE to perform quality control functions on lots of the Kits, but under no circumstances may PE use the Kits for Research Purposes or for any other purpose within or outside the License Field.

     2.2.2 Prior to the promotion, sale, offer to sell or any other marketing activity by PE of a Kit to such Third Party Licensee, PE will have requested and received from Orchid a written confirmation that such Third Party is, in fact, a Third Party Licensee pursuant to Section 1.17.


     [*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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NON-EXCLUSIVE LICENSE AGREEMENT
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     2.2.3  Notwithstanding anything herein to the contrary, PE may recommend that its customers contact Orchid directly to explore the possibility of becoming Third Party Licensees.

     2.2.4 In all cases, PE will pay royalties pursuant to Section 3.2 for all sales of Kits to Third Party Licensees.

     2.2.5  The validity and effectiveness of the license granted under Section
            2.2.1 is subject to PE's compliance with Section 2.2.2.

2.3  [*]


                   ARTICLE III - FEES, ROYALTIES, AND REPORTS

3.1  License Fee.  On before July 1, 2000, PE will pay to Orchid a License Fee
     [*]

3.2 Royalties. PE will pay Orchid a royalty of [*] of the Sales Price of all Licensed Products sold or otherwise disposed of to End Users and all Kits sold or otherwise disposed of to Third Party Licensees.

     3.2.1 For purposes of this Article 3, the phrase "otherwise disposed of" as used in conjunction with a Licensed Product or Kit means any Licensed Product or Kit not sold but delivered by PE to a Third Party or Third Party Licensee, regardless of the compensation paid to PE, if any.

     3.2.2 A Licensed Product or Kit will be considered sold on the date it is shipped or the date invoiced, whichever is earlier. A Licensed Product or Kit will be considered otherwise disposed of on the date shipped. Only one Royalty Fee will be due for each Licensed Product or Kit.

3.3 Reports. Within thirty (30) days after March 31, June 30, September 30, and December 31 of each calendar year, PE will send to Orchid a written report setting forth the Licensed Products and Kits, and the Genotypes enabled thereby, sold or otherwise disposed of during the preceding three months. The first such report will include all Licensed Products and Kits sold or otherwise disposed of since the Effective Date. A report will be sent to Orchid even when no Licensed Products or Kits were sold or otherwise disposed of during the period subject to the report. Each such report will be accompanied by payment of the

     [*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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NON-EXCLUSIVE LICENSE AGREEMENT
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     Royalties due pursuant to Section 3.2 hereof. A final report will be sent to Orchid within sixty (60) days after termination or expiration of this Agreement specifying Licensed Products and Kits sold or otherwise disposed of since the immediately preceding report and Licensed Products and Kits made but not sold or otherwise disposed of as of the date of termination or expiration, and payment for all such Licensed Products and Kits will accompany the final report.

3.4 Records. PE will keep good and accurate books of account sufficient to permit determination of the Royalties due hereunder and will make such books of account available for inspection by an independent auditor designated by Orchid and reasonably acceptable to PE.. Such inspections will be no more frequent than once each calendar year during the term hereof and once within six months after termination of this Agreement. The designated auditor will retain in confidence the information in the books of account and will report to Orchid only the accuracy or inaccuracy of the reports rendered pursuant to Section 3.3 hereof. Such inspections will be at Orchid's expense unless the designated accountant identifies underpayment of Royalties due to Orchid by five percent (5%) or more, in which event PE will pay for such inspection. Orchid's failure to inspect will not constitute a waiver of Orchid's right to object to the accuracy of the reports rendered or payments made under this Agreement.

                       ARTICLE IV - TERM AND TERMINATION

4.1 Term. The Term of this Agreement begins when Orchid receives the License Fee (the "Effective Date") and will expire on the last day of the last to expire Licensed Patent.

4.2 Termination for Breach. Either party may terminate this Agreement for a material breach of the provisions of this Agreement. Such termination will be effective if the breach has not been cured in fourteen (14) days, if breach is for failure to make any payment (other than payment of the License Fee), or in sixty (60) days, if the breach is for any other reason, after written notice of said breach.

4.3 Surviving Rights. In the event of termination of this Agreement, PE will have the right to complete all contracts for the sale or disposition of Licensed Products or Kits under which PE is obligated on the date of termination provided PE pays the associated Royalties on such sales or dispositions as required in Article III hereof and provided all such sales or dispositions are completed within three (3) months after the date of termination.

4.4 Remedies. The right of either party to terminate under the provisions of this Article will not be an exclusive remedy, and either party will be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, to an order requiring performance of the obligations of this Agreement, or to any other legally available remedy.
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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 6


             ARTICLE V - FURTHER LICENSES AND TECHNICAL ASSISTANCE

5.1 No Implied License. The license granted herein is limited to the Licensed Patents in the Licensed Field, and under this Agreement no license is granted under any other patent or technology now or hereafter owned by Orchid for practice in the Licensed Field or any other purpose, other than the limited license granted by Orchid to PE with respect to Third Party Licensees pursuant to Section 2.2.

5.2 Technical Information. Orchid has no obligation to provide to PE with any manufacturing or technical information or any other technical assistance regarding the Licensed Products or Kits.

                              ARTICLE VI - MARKING

6.1 Patent Marking. PE will prominently display on all Licensed Products and Kits on a visible surface thereof or, if impractical, on tags, labels, manuals, and other materials with which Licensed Products and Kits are sold, with the applicable numbers of the Licensed Patents under applicable law to enable the patent rights to be enforced to their full extent in any country where the Licensed Products or Kits are made, used or sold.

6.2  License Marking.

     6.1.1 PE will prominently display on each unit of Licensed Product (1) an End User License; (2) a label license limiting the use of the Licensed Products to a specified number of Genotypes; (3) a label license indicating that the Licensed Product may not be used outside the Licensed Field; and (4) the fact that U.S. Patent Nos. 5,888,819 and 6,004,704 and their foreign counterparts are owned by Orchid BioSciences, Inc.

     6.1.2 PE will prominently display on each unit of Kit (1) a label license indicating that the Kit may not be used outside the field for which the Third Party has a license from Orchid; and (2) the fact that U.S. Patent Nos. 5,888,819 and 6,004,704 and their foreign counterparts are owned by Orchid BioSciences, Inc.

                            ARTICLE VII - ASSIGNMENT

7.1 PE Assignment. This Agreement has been entered into by Orchid in reliance on the particular qualifications of PE and is personal to PE. Neither this Agreement nor any rights or obligations hereunder may be assigned, pledged, or encumbered by PE without the express prior written approval of Orchid.

                           ARTICLE VIII--INFRINGEMENT

8.1 Infringement. PE will promptly notify Orchid of any Third Party PE knows to be materially infringing a Licensed Patent and will provide to Orchid any information
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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 7


     PE has in support of such belief, provide such information is not subject to a confidentiality agreement. Orchid will have the right, but not the obligation, to use such information in an infringement action against such Third Party. PE agrees to cooperate with Orchid in any action for infringement of a Licensed Patent brought by Orchid, and Orchid will reimburse PE for all reasonable costs incurred by it in providing cooperation requested by Orchid.

           ARTICLE IX--PRODUCT SPECIFICATIONS & LITERATURE REPORTING

9.1 Copies of Literature. PE will provide Orchid with copies of product specification sheets, product inserts, user manuals, user bulletins, and user product updates and any other customer materials such as copies of web pages or other electronic information relating to Licensed Products or Kits at least 10 (ten) days prior to the public release of such information.
     The copies of such customer materials provided to Orchid need not be identical to the customer materials supplied to customers and the public, provided the material supplied to Orchid by PE is substantially the same as the actual customer materials with respect to (1) the markings required by
     Article VI of this agreement, (2) the suggested uses for the Licensed Products and Kits, and (3) the number of Genotypes enabled by Licensed Products and Kits. PE's duty to supply customer material to Orchid does not extend to material that is essentially duplicative of customer material that has previously been supplied to Orchid.

9.2 Promotion. - PE agrees that it will not promote by any means the Licensed Products or Kits to any Third Party in contradiction to the End User License, except in the single permitted situation described in section
     2.2.3 in the case of Kits.

                         ARTICLE X - [*]

10.1 [*]












10.2 [*]



     [*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.




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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 8


10.3 [*]
                   ARTICLE XI - REPRESENTATIONS & WARRANTIES

11.1 No Representations.  Nothing in this Agreement will be construed as:

     11.1.1 A warranty or representation by Orchid as to the validity or scope of any Licensed Patent;

     11.1.2 A warranty or representation by Orchid that anything made, used, sold, or otherwise disposed of under the license granted in this Agreement will not infringe patents of third parties;

     11.1.3 A requirement that Orchid will file any patent application, secure any patent, or maintain any patent in force; or

     11.1.4 An obligation of Orchid to bring or prosecute actions or suits against third parties for infringement of any patent; or

11.2 Orchid Authority. Orchid warrants and represents that it has the full right and power to make promises and grant the licenses and covenants set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

11.3 PE Authority. PE warrants and represents that it has the full right and power to make promises and grant the licenses and covenants set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

11.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ORCHID MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                          ARTICLE XII--INDEMNIFICATION

12.1 PE Indemnification. PE agrees to indemnify, defend and hold harmless Orchid, its subsidiaries or affiliates, their agents, directors, officers, employees and assigns ("Orchid Indemnitees"), from and against all losses, liabilities, damages, demands and expenses (including reasonable attorneys' fees and expenses) arising out of (i) the negligent actions of PE, its employees or any third party acting on behalf of or under authority of PE in the performance of this Agreement, (ii) any representation or warranty of PE in this Agreement; (iii) any sale or use by PE of a Licensed Product



     [*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 9


     or Kit; (iv) any use of a Licensed Product by an End User; and (v) any use of a Kit by a Third Party Licensee.

12.2 Limitation of Liability. IN NO EVENT WILL ORCHID BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE LICENSES GRANTED PURSUANT TO THIS AGREEMENT OR THE USE OR COMMERCIAL DEVELOPMENT OF ANY LICENSED PRODUCT OR KIT.

                          ARTICLE XIII--MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and merges and supersedes all prior discussions, negotiations, understandings, and agreements between the parties concerning the subject matter hereof. Neither party will be bound by any definition, condition, warranty, right, duty, or covenant other than as expressly stated in this Agreement or as subsequently set forth in a written document signed by both parties.

13.2 Choice of Laws. This Agreement will be interpreted and construed, and the legal relations created herein will be determined, in accordance with the laws of the State of California (excluding conflicts of laws) and of the United States.

13.3 Press Releases. The press release attached as Appendix B may be released on the Effective Date of this agreement. Otherwise, no press releases about this Agreement may be made without the mutual written consent of both PE and Orchid.

13.4 Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party will be in writing and delivered or sent to the addresses specified in the preamble of this Agreement. Each party may change its address for purposes of this Agreement by written notice to the other party. All notices or other communications will be deemed duly served and given on the date when personally delivered to the party to whom it is directed, when transmitted electronically by telex or facsimile, or when deposited for delivery in an expedited service such as Federal Express, DHL, and the like.

13.5 Confidentiality. Neither party may disclose the terms of this Agreement to any Third Party without the prior written consent to the other party.

13.6 Headings. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.7 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.
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13.8  Force Majeure. Any delays in performance by any party under this Agreement
      (other than the payment of monies due) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

13.9 Independent Contractors. In making and performing this Agreement, Orchid and PE act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Orchid and PE. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

13.10 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

13.11 Waiver. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.
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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 11


     IN WITNESS WHEREOF, duly authorized officers of Orchid and PE have executed this Agreement in duplicate on the signature page hereof.



ORCHID BIOSCIENCES, INC.  PE BIOSYSTEMS, INC.


/s/ Dale Pfost                      /s/ Elaine J. Heron
--------------------------------    -------------------------------------
Name                                Name

CEO                                 Vice President, PE Biosystems
--------------------------------    -------------------------------------
Title                               Title

July 5, 2000                        July 5, 2000
--------------------------------    -------------------------------------
Date                                Date
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NON-EXCLUSIVE LICENSE AGREEMENT
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                                   APPENDIX A

                                END USER LICENSE

"The purchase price of this product includes a limited, non-transferable license under U.S. Patent Nos. 5,888,819, 6,004,744 and their foreign counterparts owned by Orchid Biosciences, Inc. of Princeton, New Jersey, to perform [X] number of Genotypes (For purposes of this End User License, Genotype means the detection or quantification of an individual SNP within a single sample.) solely for the detection and analysis of SNPs in samples for research purposes only and only on automated electrophoresis nucleotide sequencers. This license specifically excludes performing services for a third party and any and all diagnostic or
therapeutic uses.   Information about purchasing licenses to practice primer
extension technology covered by Orchid BioSciences, Inc. patents for any other use may be obtained by contacting the Senior Director for Business Development at Orchid BioSciences, Inc., Princeton, New Jersey, U.S.A., at (609) 750-2200.
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NON-EXCLUSIVE LICENSE AGREEMENT
PAGE 13

                                   APPENDIX B

                                 PRESS RELEASE